UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

THE GEO GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14260	65-0043078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2013, The GEO Group, Inc. (“GEO”) executed an amended and restated credit agreement by and among GEO and GEO Corrections Holdings, Inc., as Borrowers, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto (the “Credit Agreement”).

The Credit Agreement evidences a Credit Facility (the “Credit Facility”) consisting of a $300 million Term Loan (the “Term Loan B”) initially bearing interest at LIBOR plus 2.50% (with a LIBOR floor of .75%), and a $700 million revolving credit facility (the “Revolver”) initially bearing interest at LIBOR plus 2.50% (with no LIBOR floor). As of April 4, 2013, the Revolver had approximately $240 million in outstanding borrowings along with approximately $60 million of letters of credit issued thereunder. Amounts to be borrowed by GEO under the Credit Agreement are subject to compliance with specific financial ratios and the satisfaction of other customary conditions to borrowing. The Revolver component is scheduled to mature on April 3, 2018 and the Term Loan B component is scheduled to mature on April 3, 2020.

The Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict GEO’s ability to, among other things (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make certain restricted payments, (vi) issue, sell or otherwise dispose of capital stock, (vii) engage in transactions with affiliates, (viii) allow the total leverage ratio to exceed 5.75 to 1.00, allow the senior secured leverage ratio to exceed 3.50 to 1.00 or allow the interest coverage ratio to be less than 3.00 to 1.00, (ix) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any senior notes, except as permitted, (x) alter the business GEO conducts, and (xi) materially impair GEO’s lenders’ security interests in the collateral for its loans. The restricted payments covenant was modified to be consistent with GEO’s intention to elect to be treated as a real estate investment trust under the Internal Revenue Code of 1986, effective as of January 1, 2013.

Events of default under the Credit Agreement include, but are not limited to, (i) GEO’s failure to pay principal or interest when due, (ii) GEO’s material breach of any representations or warranty, (iii) covenant defaults, (iv) liquidation, reorganization or other relief relating to bankruptcy or insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold, (vii) material environmental liability claims which have been asserted against GEO, and (viii) a change in control.

All of the obligations under the Credit Agreement are unconditionally guaranteed by certain subsidiaries of GEO and the Credit Agreement and the related guarantees are secured by substantially all of GEO’s present and future tangible and intangible domestic assets and all present and future tangible and intangible domestic assets of each guarantor, including but not limited to (i) a first-priority pledge of all of the outstanding capital stock owned by GEO and each guarantor, and (ii) perfected first-priority security interests in all of GEO’s present and future tangible and intangible domestic assets and the present and future tangible and intangible domestic assets of each guarantor.

GEO and certain of its affiliates have previously entered into commercial financial arrangements with BNP Paribas, the Administrative Agent for the Credit Agreement, BNP Paribas Securities Corp., the Lead Arranger for the Credit Agreement, and with Bank of America, N.A., Barclays Bank PLC, Suntrust Bank and Wells Fargo Capital Finance, the Co-Syndication Agents for the Credit Agreement, and/or their affiliates and/or their affiliates have in the past provided financial, advisory, investment banking and other services to GEO and its affiliates, including serving as initial purchasers for the 5  1/8% senior notes due 2023 issued by GEO in March 2013, the 6  5/8% senior notes due 2021 issued by GEO in February 2011, and the 7  3/4% senior notes due 2017 issued by GEO in October 2009, and serving as the Administrative Agent under GEO’s prior credit facility entered into in August 2010, as amended, in the case of BNP Paribas.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

GEO is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, GEO herein. This Form 8-K Report contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that GEO files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to, those factors contained in GEO’s Securities and Exchange Commission filings, including GEO’s Form 10-K, 10-Q and 8-K reports.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of April 3, 2013, by and among The GEO Group, Inc. and GEO Corrections Holdings, Inc., as Borrowers, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press Release, dated April 4, 2013, issued by The GEO Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 9, 2013	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of April 3, 2013, by and among The GEO Group, Inc. and GEO Corrections Holdings, Inc., as Borrowers, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press Release, dated April 4, 2013, issued by The GEO Group, Inc.

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